Exhibit 4.6
EXECUTION VERSION
SUPPLEMENTAL AGREEMENT TO
AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT OF
NATIONAL CITY CREDIT CARD MASTER TRUST
October 26, 2010
     This Supplemental Agreement to the Amended and Restated Pooling and Servicing Agreement (this “Agreement”) is made as of October 26, 2010 (the “Agreement Date”), by and between PNC BANK, N.A., a national banking association (“PNC”) as successor to National City Bank, as Seller and Servicer, and BNY MELLON TRUST OF DELAWARE (formerly known as BNYM (Delaware) and The Bank of New York (Delaware)), a Delaware banking corporation, as Trustee (the “Trustee”).
Recitals:
     WHEREAS National City Bank, as the original Seller and Servicer (“National City”) and The Bank of New York, a New York banking corporation, as the original Trustee, entered into a Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the “Pooling and Servicing Agreement”);
     WHEREAS, National City was merged with and into PNC, under the charter of PNC as approved by the Office of the Comptroller of the Currency on November 7, 2009 (the “Merger Date”);
     WHEREAS, on the Merger Date, PNC assumed, as a matter of law, the rights and obligations of the Seller and Servicer under the Pooling and Servicing Agreement; and
     WHEREAS, PNC and the Trustee desire to confirm PNC’s assumption of National City’s obligations and rights as Seller and Servicer under the Pooling and Servicing Agreement.
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.
     2. Assumption of Obligations. Effective as of the Merger Date, PNC has assumed the performance of every covenant and obligation, including the Seller’s obligations under Section 7.04 of the Pooling and Servicing Agreement, and all of the rights, of the Seller and Servicer under the Pooling and Servicing Agreement.
     3. Effective Date. As of the Agreement Date, the following conditions have been satisfied:

a.	counterparts of this Agreement have been duly executed by each of the parties to this Agreement, and

b.	each of the conditions precedent described in Sections 7.02 and 8.02 of the Pooling and Servicing Agreement has been satisfied.
     4.  Effect of Agreement; Ratification.
a.	On and after the Agreement Date, this Agreement shall be a part of the Pooling and Servicing Agreement and each reference in the Pooling and Servicing Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Pooling and Servicing Agreement shall mean and be a reference to the Pooling and Servicing Agreement as supplemented hereby.

b.	Except as expressly amended hereby, the Pooling and Servicing Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.
     6. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     7. Trustee Disclaimer. The Trustee shall not be responsible for the validity or sufficiency of this Agreement, nor for the recitals contained herein.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PNC BANK, N.A., as Seller and Servicer
By:	/s/ Andrew Widner
	Name:	Andrew Widner
	Title:	V. P. & CFO Credit Card PNC

BNY MELLON TRUST OF DELAWARE, as Trustee
By:
Name:
Title:

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PNC BANK, N.A., as Seller and Servicer
By:
Name:
Title:

BNY MELLON TRUST OF DELAWARE, as Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President